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                                                                    EXHIBIT 23.2


                        [LETTERHEAD OF LATHAM & WATKINS]



                                February 9, 1998



     We hereby consent to the use of our name in the Amendment No. 1 to Form 10 filed by Excel Legacy Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, for the registration of shares of the Company's common stock, par value $.01 per share, under the caption "THE DISTRIBUTION--Material Federal Income Tax Consequences of the Distribution."

                                        Very truly yours,


                                        /s/ LATHAM & WATKINS
                                        --------------------------------
                                        Latham & Watkins